Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of EVERTEC, Inc. of our reports dated April 6, 2011 with respect to the financial statements of EVERTEC Business Group (Predecessor) and October 23, 2012 with respect to the financial statements and financial statement schedule of EVERTEC Intermediate Holdings, LLC and its subsidiaries (Successor) We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Juan, Puerto Rico

February 6, 2013